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                                                                     EXHIBIT 5.1
                                                                     -----------

                                October 3, 2001

CardioDynamics International Corporation
6175 Nancy Ridge Drive, Suite 3000
San Diego, California  92121

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by CardioDynamics International Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 2,000,000 shares of the Company's Common Stock which may be issuable pursuant to the 1995 Stock Option/Stock Issuance Plan, as amended (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan and the agreements which accompany the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectuses constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the General Instructions to Form S-8 under the Securities Act with respect to the Registration Statement.

                             Very truly yours,

                             /s/ Pillsbury Winthrop LLP